                                                                   Exhibit 10.55


                              EMPLOYMENT AGREEMENT
                              --------------------

         AGREEMENT made as of August [ ], 2000 between Calypso Management LLC (the "Company"), a Delaware limited liability company having its principal place of business in Boston, Massachusetts, and Stephen G. Kasnet ("Executive").

                                   Background

         WHEREAS, prior to the consummation of the transaction (the "Merger") contemplated by the Agreement and Plan of Merger (the "Merger Agreement") dated as of May 14, 2000 by and between UniCredito Italiano S.p.A and The Pioneer Group, Inc. ("Pioneer"), Pioneer intends to distribute to its stockholders all of the outstanding shares of its wholly-owned subsidiary Harbor Global Company Ltd. ("Harbor Global"); and

         WHEREAS, Executive now serves as the President of Pioneer Global Investments, a division of Pioneer which operates substantially all of the assets that Harbor Global will own or operate following the distribution; and

         WHEREAS, the Company has entered into an Administration and Liquidation Agreement with Harbor Global, pursuant to which the Company has agreed to provide certain specified services with respect to the liquidation of Harbor Global's assets and the operation of those assets prior to their liquidation, including but not limited to providing the services of the Executive to serve as the President and Chief Executive Officer of Harbor Global; and

         WHEREAS, Harbor Global, the Company and the Executive recognize the importance of Executive to Harbor Global and to its ability to operate and liquidate the assets, and desire that the Company employ Executive upon and subject to the terms herein provided; and

         WHEREAS, the Executive has agreed to be employed by the Company on the terms and conditions set forth herein, including without limitation, the payment of the Signing and Retention Bonus (as defined herein).

                                   Agreements
                                   ----------

         In consideration of the premises, mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of Harbor Global's agreement to enter into the Administration and Liquidation Agreement, the parties hereto covenant and agree as follows:

         Section 1. Employment; Compensation. The Company hereby engages the Executive as the President and Chief Executive Officer of the Company and the Executive hereby accepts such engagement upon the terms and conditions of this Agreement for the Term (as defined in the Administration and Liquidation Agreement). The Company will pay Executive for provision of the services hereunder an annual salary of $325,000, with an annual bonus opportunity of up to $325,000 (as determined by the Board of Directors of Harbor Global (the "Board") in accordance with the Administration and Liquidation Agreement), subject to such payroll and withholding deductions as are required by law.

         Subject to the terms and conditions set forth in the Escrow Agreement of even date herewith by and among the Company, Harbor Global, Executive and State Street Bank and Trust Company, the Company shall pay to Executive a signing and retention bonus in the amount of $1,800,000 (the "Signing and Retention Bonus"). In addition, the Executive shall be entitled to receive 50% of all amounts paid to the Company as an "Allocation" as defined in and pursuant to the Administration and Liquidation Agreement (Executive's Share of Allocations"), provided, however, that the Executive's Share of Allocations shall be reduced in the amount of the Signing and Retention Bonus by reducing the percentage of such Allocations to which the Executive is entitled to 33-1/3% of Allocations paid pursuant to Section 7(ii) of the Administration and Liquidation Agreement.

         Section 2. Office and Duties. During the Term, Executive shall hold such positions and perform such duties relating to the Company's and Harbor Global's business and operations as may be consistent with the position of President and Chief Executive Officer of the Company and as from time to time may be assigned to him by the Company's managers or the Board, including but not limited to serving as the President and Chief Executive Officer of Harbor Global. In connection with providing such services to Harbor Global, the Executive agrees that Harbor Global may purchase "key man" life or disability insurance policies on him and further agrees that he shall cooperate in all reasonable ways to allow Harbor Global to acquire such insurance policies. While employed by the Company or performing services for Harbor Global, the Executive shall devote substantially all of his business time to his duties hereunder and shall not render services to, or be otherwise engaged by, other persons or entities without the express written consent of the Company and the Board, provided, however, that it shall not be a violation of this Agreement for the Executive to engage in the activities set forth on Exhibit A hereto.

         Section 3.        Benefits.

         (a) Executive shall participate, to the extent he is eligible and in a manner and to an extent that is fair and appropriate in light of the position and duties granted to him hereunder, in all bonus, pension, profit-sharing, group insurance, or other fringe benefit plans which the Company may hereafter in its absolute discretion make available generally to its executives, but the Company will not be required to establish any such program or plan. Executive shall be entitled to such vacations and to reimbursement of such expenses as Company policies allow to executives having comparable responsibilities and duties.

         (b) For the period beginning on the date hereof and ending on the second anniversary of the date hereof, the Company shall provide insurance on the life of Executive in the amount of $1,800,000.

         Section 4.        Termination of Employment.

         (a) Notwithstanding any other provision of this Employment Agreement, Executive's employment may be terminated by the Company during the Term only in the following circumstances, at the direction of Board:

         (i) At any time in the event of Executive's material breach of any of the material terms of this Employment Agreement; his causing a material breach of any duties owed under the Administration and Liquidation Agreement (subject to the notice and cure periods specified in the Administration and Liquidation Agreement); his conviction of a felony, or his failure to carry out any reasonable direction by the Board with respect to the services to be rendered by him pursuant to the Administration and Liquidation Agreement or the manner of rendering such services.

         (ii) Upon thirty (30) days' notice to Executive if he should be unable, for one or more periods aggregating three months during any consecutive twelve (12) month period, because of illness, accident, or other disability (mental or physical), to discharge substantially all of his duties hereunder, and such disability is continuing at the time of such notice.

         (b) Notwithstanding any other provision of this Employment Agreement, Executive may terminate his employment by the Company at any time following the first two years of the Term, upon giving 120 days' notice to the Company and to the Board, provided, however, that Executive may terminate his employment under extraordinary and unforeseen personal circumstances at any time during the first two years of the Term, with the consent of the Board, not to be unreasonably withheld, denied or delayed.

         (c) Upon termination of Executive's employment with the Company for any reason, his resignation as an officer, director, trustee, and/or any and all other positions held by him with Harbor Global shall become effective. Executive shall execute any and all documents and take any and all action reasonably requested by Harbor Global to effectuate or acknowledge such resignation.

         Section 5. Confidentiality. Except in performance of services for the Company or as required to be disclosed under applicable law, Executive shall not, either during the period of his employment with Company or thereafter, use for his own benefit or disclose to or use for the benefit of any person outside the Company, or Harbor Global, as applicable, proprietary or confidential information of the Company or Harbor Global and which is not otherwise in the public domain.

         Section 6.    Non-Competition Covenants. Until the earlier of (i) two
(2) years following the termination of Executive's employment with (a) the Company or (b) Harbor Global, or (ii) the sale of Assets representing substantially all of the value of the Assets (as determined by the Board in good faith), the Executive shall not, directly or indirectly, (x) provide services to any person or entity with respect to assets substantially similar to assets held at the time in question by Harbor Global, without the express prior written consent of the Board, not unreasonably withheld, delayed or conditioned; or (y) provide services with respect to any assets sold by Harbor Global, to any person or entity which acquires such asset from Harbor Global, for two years after any such acquisition, without the express prior written consent of the Board, not unreasonably withheld, delayed or conditioned.

         Section 7. Notices. All notices hereunder, to be effective, shall be in writing and shall be mailed by first class certified mail, postage prepaid or sent via facsimile (with confirmation of receipt) as follows:

         (i)      if to the Company, addressed to it at:

                  Calypso Management LLC
                  60 State Street
                  Boston, Massachusetts 02109-1820
                  Attn: Stephen G. Kasnet


                  with a copy to:

                  Hill & Barlow
                  One International Place
                  Boston, Massachusetts 02110
                  Attn: Valerie Andrews
                  Facsimile: (617) 428-3500

         (ii)     if to the Board, addressed to it at:

                  Harbor Global Company Ltd.
                  60 State Street
                  16th Floor
                  Boston, Massachusetts 02109-1820
                  Attention: General Counsel

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  One Beacon Street
                  Boston, Massachusetts 02108-3194
                  Attn: Louis Goodman
                  Facsimile: (617) 573-4822

         (iii)    if to the Executive, addressed to him at:

                  Stephen G. Kasnet
                  1 University Lane
                  Manchester, MA 01944
                  Facsimile: (978) 526-1456

Notices sent in accordance with this Section 7 shall be deemed delivered (i) four business days after deposit in the mail or (ii) on the date of confirmation of the telecopy facsimile.

         Section 8. Assignability. This Employment Agreement shall not be assignable by the Executive or the Company except as agreed in writing by both parties.

         Section 9. Entire Agreement. This Employment Agreement and the Escrow Agreement contain the entire agreement between the Company and Executive with respect to the subject matter hereof.

         Section 10. Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity hereof, shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, as modified herein (the "Rules"). The place of arbitration shall be Boston, Massachusetts. There shall be one arbitrator, who shall be appointed by agreement of the parties within thirty days of receipt by the respondent(s) of the Demand for Arbitration. If such arbitrator is not appointed within the time limit provided herein, such arbitrator shall be appointed by the American Arbitration Association (the "AAA") in accordance with the striking and ranking procedure contained in the Rules. Any arbitrator appointed by the AAA shall be a retired judge or a practicing attorney with no less than fifteen years of experience and an experienced arbitrator. The Arbitrator shall be required to follow the law of The Commonwealth of Massachusetts. The arbitrator is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any dispute. Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C.
Section 1 et seq. Any award rendered hereunder shall be final and binding on the parties and judgment upon such award may be entered in any court of competent jurisdiction.

Notwithstanding anything to the contrary contained herein, the provisions of this Section 10 shall not govern any action for equitable relief hereunder.

         Section 11. Waivers and Further Agreements. Neither this Employment Agreement nor any term or condition hereof, including without limitation the terms and conditions of this Section 11, may be waived or modified in whole or in part as against Company or Executive except by written instrument executed by or on behalf of the party other than the party seeking such waiver or modification, expressly stating that it is intended to operate as a waiver or modification of this Employment Agreement or the applicable term or condition hereof, it being understood that any action under this Section 11 affecting the rights of Harbor Global hereunder may be taken only with the prior written approval of the Board on behalf of Harbor Global as the intended third party beneficiary of this Agreement. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Employment Agreement as stated herein.

         Section 12. Amendments. This Employment Agreement may not be amended, nor shall any change, modification, consent, or discharge be effected except by written instrument executed by or on behalf of the party against whom enforcement of any change, modification, consent or discharge is sought, it being understood that any action under this Section 12 affecting the rights of Harbor Global hereunder may only be made with the prior written approval of Harbor Global.

         Section 13. Severability. If any provision of this Employment Agreement shall be held or deemed to be invalid, inoperative or unenforceable in any jurisdiction or jurisdictions, because of conflicts with any constitution, statute, rule or public policy or for any other reason, such circumstance shall not have the effect of rendering the provision in question unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provisions herein contained unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Employment Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, or unenforceable provision had never been contained herein and such provision reformed so that it would be enforceable to the maximum extent permitted in such jurisdiction or in such case.

         Section 14. Governing Law. The execution, interpretation, and performance of this Agreement and any claims arising out of this Agreement shall be governed by the laws of The Commonwealth of Massachusetts without regard to the conflict of law provisions thereof. The Company and the Executive hereby consent to the jurisdiction of any state or federal court located within Suffolk County, Massachusetts, waive personal service of process, and assent that service of process may be made by registered mail to the parties' respective addresses as provided in Section 7 above and shall be effective in the same manner as notices are effective under such Section 7.

         Section 15. Intended Third Party Beneficiary. Wherever Harbor Global is mentioned in this Agreement, such provisions shall inure to and be for the benefit of Harbor Global as if Harbor Global was party to this Agreement. The parties understand and expressly agree that Harbor Global is intended to be a third party beneficiary of this Agreement in such instances and shall have the right to specifically enforce the provisions hereof.

         Section 16. Effectiveness. In the event that the transactions contemplated by the Distribution Agreement (as defined in the Merger Agreement) are not consummated, this Agreement shall be void and of no further force and effect.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as a sealed instrument as of the date first above written.


EXECUTIVE:                            CALYPSO MANAGEMENT LLC


---------------------------           -------------------------------------
Stephen G. Kasnet                     By:    Donald H. Hunter
                                             Chief Operating Officer and
                                             Chief Financial Officer

                                    EXHIBIT A


Non-Executive Chairman of the Board of Directors, Warren Bancorp and Warren Five Cents Savings Bank

Director, Bradley Real Estate, Inc. (or its successor)